UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2006

Skyworks Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-376-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2006, Kevin D. Barber, a named executive officer, resigned his position as Senior Vice President and General Manager, Mobile Platforms of Skyworks Solutions, Inc. (the "Company"). Pursuant to an amendment to Mr. Barber's severance and change in control agreement with the Company, Mr. Barber has agreed to continue as a non-executive employee of the Company through December 31, 2006, at which time his employment will terminate and he will receive the following severance benefits as set forth in the amended agreement: (i) severance pay equal to one and one-quarter (1 1/4) times his annual base salary, with such severance to be paid pro-rata over a period of twelve (12) months following his termination, and (ii) all of his outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms). Mr. Barber has also agreed to execute a form of release of claims with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

October 23, 2006	By:	Allan M. Kline

Name: Allan M. Kline
Title: Vice President and Chief Financial Officer